UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 19, 2006
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398
333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On September 19, 2006, Exelon Generation Company, LLC (Generation) entered into three separate 364-day revolving credit facilities (Credit Facilities) with JPMorgan Chase Bank, N.A., Barclays Bank PLC, and Wachovia Bank, N.A.. These Credit Facilities will provide for an aggregate commitment of $1,000,000,000, which may be drawn down in the form of loans and/or letters of credit. The Credit Facilities will be used principally to meet short-term financing needs at Generation and requirements for letters of credit.
Loans outstanding under the new credit facilities will bear interest at a variable rate, determined at the borrower’s election, equal to (a) at any time a loan is a Libor Loan, the LIBO Rate for each applicable interest period plus a specified margin and (b) at any time a loan is a Base Rate Loan, the applicable lender’s standard prime rate as in effect. In addition, Generation will pay a facility fee, payable on the last day of each calendar quarter and on the date the commitments to lend under the credit facility are reduced to zero, at a rate per annum equal to a specified facility fee rate on the total amount of the Credit Facility regardless of usage.
Lending commitments under each Credit Facility will terminate 364 days after the effective date of the facility, or earlier upon the effective date of substitute credit facilities.
The Credit Facilities include covenants generally similar to covenants in existing bi-lateral bank credit facilities for Generation established in February 2006, including, among other covenants: limitations on liens; limitations on mergers, consolidations and dispositions of assets; and maintenance of a specified interest coverage ratio.
The Credit Facilities also include events of default generally similar to events of default in the existing bi-lateral bank credit facilities for Generation established in February 2006, including customary events of default for agreements of this type, such as: failure to pay outstanding principal, interest, fees or other amounts due under the credit facilities; cross default to other debt in excess of a specified amount; and the failure to observe or perform covenants.
The description of the Credit Facilities set forth above is not complete and is qualified in its entirety by reference to the Credit Facilities, copies of which are attached hereto as Exhibits 99.1 through 99.3 and are incorporated herein by reference.
Section 2 — Financial Information
Item 2.03(a). Creation of a Direct Financial Obligation
See Item 1.01 above for a description of Generation’s Credit Facilities with JPMorgan Chase Bank, N.A., Barclays Bank PLC, and Wachovia Bank, N.A., copies of which are attached hereto as Exhibits 99.1 through 99.3 and are incorporated herein by reference.
* * * * *
This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a Registrant include those items discussed in (a) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, and Generation—Note 17, and (c) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Bi-lateral Credit Facility with JPMorgan Chase Bank, N.A.

99.2	Bi-lateral Credit Facility with Barclays Bank PLC

99.3	Bi-lateral Credit Facility with Wachovia Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

September 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bi-lateral Credit Facility with JPMorgan Chase Bank, N.A.

99.2	Bi-lateral Credit Facility with Barclays Bank PLC

99.3	Bi-lateral Credit Facility with Wachovia Bank, N.A.